EXHIBIT 3(i)

FILED

IN THE OFFICE OF THE

SECRETARY OF STATE OF THE

STATE OF NEVADA

MAY 5, 1998

No. C10383-98

/s/ Dean Heller

Dean Heller, Secretary of State

ARTICLES OF INCORPORATION

(PURSUANT TO NRS 78)

Filing Fee:

Receipt#:

STATE OF NEVADA

[STATE OF NEVADA LOGO]

(For filing office use)

Secretary of State

(For filing office use)

_________________________________________________________________________________________

1. NAME OF CORPORATION:  Octillion Corp.

2. RESIDENT AGENT: (designated resident agent and STREET ADDRESS in Nevada where process may be served).

    Name of Resident Agent:  National Registered Agents, Inc. of Nevada

    Street Address:  400 West King Street

Carson City

NV

89703

Street No.

Street Name

City

State

Zip

    Mailing Address (if differently):_____________________________________________________

3. AUTHORIZED SHARES: (number of shares the corporation is authorized to issue)

    Number of shares with par value 100,000,000   Par Value:  $.001     Number of shares without par value:_______

4. GOVERNING BOARD:  shall be styled as (check one):   X   Directors                  Trustees

    THE FIRST BOARD OF DIRECTORS shall consist    1    members and the names and addresses are as follows:

    Todd H. Weaver

2000 South Ocean Lane #11.

Ft. Lauderdale FL 33316

    Name

Address

City/State/Zip

-------------------------------------------------------------------------------------------------------------------------------------------

5.  PURPOSE:  The purpose of the corporation is to conduct or promote any lawful business or purposes.

6.  NRS 78.037:  States that the articles of incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation or its stockholders for damages for breach of fiduciary duty as a director of officer except acts or omissions which include misconduct or fraud.  Do you want this provision to be part of your articles?   Please check one of the following:   YES  X   NO

7. OTHER MATTERS:  This form includes the minimal statutory requirements to incorporate under NRS 78.  You may attach additional information noted on separate pages.  But, if any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction.  NUMBER OF PAGES ATTACHED    1

8. SIGNATURES OF INCORPORATORS:  The names and addresses of each of the incorporators signing the articles: (signature must be notarized)

Subscribed and sworn to before me this 4th day of May 1998

/s/ L. A. Uriarte

  Notary Public

[Notary Public Stamp]

Corporate Creations International Inc.

941 Fourth Street #200, Miami Beach FL 33139

Address

       City/State/Zip

/s/ Greg K. Kuroda

CORPORATE CREATIONS INTERNATIONAL INC.

Greg K. Kuroda   Vice President

9.  CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

     National Registered Agents, Inc. of Nevada   hereby accepts appointment as Resident Agent for the above named corporation.

    /s/ Assistant Secretary

Date:   5-4-98

    NATIONAL REGISTERED AGENTS, INC. OF NEVADA

ATTACHMENT #1

3.  SHARES:  continued

In addition, the Corporation shall have the authority to issue 1,000,000 shares of preferred stock, par value $.10 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.

SECRETARY OF STATE

[STATE OF NEVADA LOGO]

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that OCTILLION CORP. did on May 5, 1998 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on May 6, 1998

/s/ Dean Heller

Secretary of State

By: /s/ Kelly R. Davenport

Certification Clerk

[STATE OF NEVADA LOGO]